Exhibit 10.4

FIRST AMENDMENT TO LEASE AGREEMENT

BY AND BETWEEN

SECURITY CAPITAL INDUSTRIAL TRUST,

a Maryland real estate investment trust,

and

LESLIE’S POOL MART,

a California corporation

This First Amendment To Lease Agreement (this “First Amendment”) is made and entered into effective as of                     , 1996, by and between SECURITY CAPITAL INDUSTRIAL TRUST (hereinafter “Landlord”), and LESLIE’S POOL MART (hereinafter “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord (or its predecessor in title) and Tenant have previously made and entered into that certain Lease Agreement dated August 30, 1990 (the “Lease”), pursuant to which Landlord currently leases to Tenant approximately 100,800 square feet of office/warehouse space (the “Existing Leased Premises” or the “Existing Premises”) situated in Suite 100 of the Project known as the 4202 Dan Morton Project, situated at 4202 Dan Morton, Dallas, Texas 75236; and

WHEREAS, Landlord and Tenant desire to provide for the expansion of the Existing Premises, and to modify certain terms and provisions of the Lease, all as herein more particularly set forth;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and in this First Amendment, the Lease is hereby modified and amended as set out below:

1.	Section 1 of the Lease, captioned “Premises and Term,” is hereby amended to reflect the following:

(a)

Effective as of July 1, 1996 (the “Expansion Commencement Date”), the Existing Premises shall be expanded to include the approximately 25,200 square feet of space (the “Expansion Premises”) situated in Suite 103 of the 4202 Dan Morton Project, said Expansion Space being depicted on Exhibit A attached to this First Amendment and made a part hereof for all purposes. From and after the Expansion Commencement Date, all references in the Lease to the “Premises” or the “Leased Premises” shall mean and refer to the Existing Premises and the Expansion Premises, together, unless otherwise expressly provided in this First Amendment. Without limiting the generality of the foregoing, Tenant shall obtain an amended certificate of insurance, as provided for in Paragraph 9B of the

Lease, evidencing extension of the coverages therein required to the Expansion Premises, and naming Landlord and SCI Client Services Incorporated as additional insureds with respect to Tenant’s operations and activities in and about the Expansion Premises.

(b)	With respect to the Expansion Space, the Term of the Lease shall run from the Expansion Commencement Date through September 30, 1997. Additionally, Tenant shall have the right and option to further renew the Lease Term for the Expansion Space for one (1) additional year, on and subject to the terms and provisions of Exhibit B attached to this First Amendment and made a part hereof for all purposes.

(c)	Expiration of the Lease Term with respect to the Expansion Premises as provided in (b) above shall not alter or affect the continuing effectiveness of the Lease with respect to the Existing Premises, on and subject to the remaining terms and provisions of the Lease.

2. (a)	Tenant may, at its sole cost and expense, and within 30 days after the Expansion Space Commencement Date described in Paragraph 1 above, construct one (1) opening, not to exceed a 10’ x 10’ opening, in the common demising wall between the Existing Premises and the Expansion Premises. Tenant accepts the Expansion Premises in their present, “as is” condition.

(b)	Upon expiration or termination of the Lease Term for the Expansion Premises for any reason, Tenant, at its sole cost and expense, shall restore the opening constructed by Tenant in the demising wall between the Existing Premises and the Expansion Premises to its original condition and to Landlord’s reasonable satisfaction.

3.	Section 2A of the Lease, captioned “Base Rent, Security Deposit and Escrow Payments,” is hereby amended to reflect the following:

(a)	Commencing July 1, 1996, the Base Rental payable by Tenant to Landlord for the Expansion Premises shall be $4,725.00 per month ($2.25 per square foot per year, triple net).

(b)	Beginning July 1, 1996 and continuing during the Lease Term for the Expansion Premises, Tenant’s obligation to pay to Landlord, as additional rental, Tenant’s pro rata share of all Operating Expenses of the project allocable to the Expansion Premises. Tenant’s estimated pro rata share of Operating Expenses allocable to the Expansion Premises shall be payable monthly in advance, commencing July 1, 1996 (with an annual reconciliation of estimated and actual Operating Expenses as provided for in Paragraph 2C of the Lease), in the following amounts:

Taxes	$0.46 per square foot per year ($966.00 per month)
Insurance	$0.05 per square foot per year ($105.00 per month)
Common Area Maintenance	$0.13 per square foot per year ($273.00 per month)
Management Fee	$0.0476 per square foot per year ($100.00 per month)
Total	$0.74 per square foot per year ($1,444.00 per month)

(c)	The Base Rental and Operating Expense obligations of Tenant with respect to the Expansion Premises, as hereinabove set forth, are in addition to Tenant’s Base Rental and Operating Expense obligations for the Existing Premises as set forth in the Lease.

4. (a)	Notwithstanding anything to the contrary set forth in Paragraph 12 of the Lease, captioned “USE,” or in Paragraphs 2 or 6 of Exhibit B to the Lease, with respect to Hazardous Substances the Expansion Premises shall be used only as a staging area for Tenant’s sales and distribution operations on and from the Premises, and shall not be used for the processing, mixing, blending, packaging, or re-packaging of any Hazardous Substances. All Permitted Materials that are at any time in the Expansion Premises shall be and remain in sealed, unopened containers.

(b)	So long as Tenant complies with the use restrictions set forth in subparagraph 4(a) above, the indemnification by Tenant of Landlord set forth in the first full paragraph on page two of Exhibit B to the Lease shall not apply to the Expansion Premises, and in lieu of such indemnity Tenant covenants and agrees that in the event of contamination of the Expansion Premises as a result of the presence or release of Hazardous Substances in, on or under the Expansion Premises caused by Tenant, its employees, agents, contractors, assignees or subtenants, Tenant, at its sole cost and expense, shall promptly institute and diligently prosecute to completion proper and thorough remediation procedures in accordance with applicable Environmental Laws, so that upon completion of such remediation the Expansion Premises may be used for customary office/warehouse purposes without any use restrictions thereon that did not apply prior to such contamination.

5.	The environmental representations, warranties, covenants, agreements and indemnity of Landlord as set forth in the last three grammatical paragraphs of Exhibit B to the Lease shall not apply to the Expansion Premises or any portion thereof, or the presence or release of any Hazardous Substances therein, thereon or thereunder. However, and in lieu of such indemnity, Landlord covenants and agrees that in the event it is determined the Expansion Premises are contaminated by Hazardous Substances, and such contamination was not caused by Tenant, its employees, agents, contractors, assignees or subtenants, Landlord, at its sole cost and expense, shall promptly institute and diligently prosecute to completion proper and thorough remediation procedures in accordance with applicable Environmental Laws, so that upon completion of such remediation the Expansion Premises may be used for customary office/warehouse purposes without any use restrictions thereon that did not apply prior to such contamination.

6.	ANY OBLIGATION OR LIABILITY WHATSOEVER OF SECURITY CAPITAL INDUSTRIAL TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, WHICH MAY ARISE AT ANY TIME UNDER THIS LEASE OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION, OR UNDERTAKING CONTEMPLATED HEREBY SHALL NOT BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS TRUSTEES, DIRECTORS, SHAREHOLDERS, OFFICERS, OR EMPLOYEES, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT, OR OTHERWISE.

7.	With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment To Lease Agreement to be effective as of the day and year as first above written.

LANDLORD:		TENANT:

SECURITY CAPITAL INDUSTRIAL TRUST		LESLIE’S POOL MART

By:	/s/ Steven K. Meyer	By:	/s/ Richard Grice
Name:	Steven K. Meyer	Name:	Richard Grice
Title:	Senior Vice President	Title:	Vice President

Date:	, 1996	Date:	6/21, 1996

Landlord’s Address for Notices:

5420 LBJ Freeway, Suite 375

Dallas, Texas 75240

Phone: (214) 770-2292

Fax: (214) 770-2290

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